Exhibit (j)(1)

      KPMG

      Morgan Keegan Tower, Suite 900
      Fifty North Front Street
      Memphis, TN  38103








                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors and Shareholders of
Morgan Keegan  Intermediate Bond Fund
Morgan  Keegan High Income Fund
(funds within the Morgan Keegan Select Fund, Inc.)


We consent to the use of our report dated July 29, 2000 incorporated by reference herein and to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Certified Public Accountants" in the Statement of Additional Information.



                                  /s/ KPMG LLP

Memphis, Tennessee
October 26, 2000